UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 12, 2007

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
2029 Century Park East, Suite 1130
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into a Material Definitive Agreement.

        The disclosure responsive to this Item 1.01 is incorporated herein by reference to Item 5.02 below.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 1, 2007, Trevor Pokorney accepted an offer from the Board of Directors (“Board”) of Auriga Laboratories, Inc. (the “Company”) to become a member of the Board. The appointment of Mr. Pokorney to the Board was taken by the affirmative vote of a majority of the directors of the Board then in office pursuant to Article V, Section 4 of the Certificate of Incorporation of the Company. The appointment of Mr. Pokorney to the Board is effective on March 1, 2007. Following the effectiveness of Mr. Pokorney’s appointment to the Board, the Board will consist of five members.

        Mr. Pokorney will serve on the Company’s Audit and Compensation Committees. As compensation for his service as a director, Mr. Pokorney will be paid $2,500 per month and reimbursed for his expenses for attending meetings of the Board, both in accordance with the Company’s established practices.

        Mr. Pokorney has entered into the Company’s standard indemnification agreement for directors and officers of the Company, which provides, among other things, that the Company will indemnify Mr. Pokorney, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director of the Company, and otherwise to the full extent permitted under the Company’s bylaws and state law.

        As additional consideration for his appointment to the Board, on February 1, 2007, the Board approved the issuance to Mr. Pokorney of a nonstatutory stock option to purchase up to 200,000 shares of the Company’s common stock with an exercise price of $0.72, the closing price of the common stock of the Company on the OTC Bulletin Board on February 1, 2007, which is the date on which the option was granted to Mr. Pokorney by the Board (the “Option”). The shares of common stock subject to the Option vest as follows: (a) fifty percent of the shares are exercisable on March 1, 2007; and (b) subject to Mr. Pokorney’s continued service on the Board, 1/24th of the total number of shares of common stock subject to the Option shall vest on April 1, 2007, with an additional 1/24th of the total number of shares of common stock subject to the Option to vest on the first day of each month thereafter.

        The foregoing descriptions of the offer letter to Mr. Pokorney, the indemnification agreement and the Option contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of each such document filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Document

10.1	Offer Letter to Trevor Pokorney dated as of February 1, 2007 (accepted by Mr. Pokorney on February 1, 2007).

10.2	Indemnification Agreement between Auriga Laboratories, Inc. and Trevor Pokorney.

10.3	Nonstatutory Stock Option granted to Trevor Pokorney on February 1, 2007.

99.1	Press Release of Auriga Laboratories, Inc. dated as of February 12, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: February 12, 2007	By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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